CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of The Destination Funds and to the use of our report dated September 19, 2006 on Destination Select Equity Fund's (a series of shares of The Destination Funds) financial statements and financial highlights as of and for the period ended August 31, 2006. Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.



                                           /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                           BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
DECEMBER 29, 2006